                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

The Board of Directors
Specialty Trust, Inc. and Subsidiary:

Under date of March 18, 2003, we reported on the consolidated balance sheet of Specialty Trust, Inc. and Subsidiary (the Company) as of December 31, 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for the year then ended, which are included in the Company's 2002 Annual Report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule included in such Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

          /s/ KPMG LLP

Sacramento, California

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Specialty Trust, Inc.

In connection with our audits of the financial statements of Specialty Trust, Inc. referred to in our report dated January 25, 2002, which is included in the annual report to security holders, we have also audited Schedules II and IV for each for the three years in the period ended December 31, 2001. In our opinion, these schedules when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be set forth therein.

/s/ GRANT THORNTON LLP

Reno, Nevada
January 25, 2002

SPECIALTY TRUST, INC.

                                                                     Schedule IV

                          MORTGAGE LOANS ON REAL ESTATE
                            MORTGAGE LOAN ROLLFORWARD

BALANCE AT JANUARY 1, 2000                    $ 36,105,670
   Additions during the period
         New mortgage loans                     47,451,201
         Mortgage loans exchanged for
         issuance of Preferred Stock
   Deductions during the period
         Collections of principal              (27,693,835)
                                              ------------

BALANCE AT DECEMBER 31, 2000                    55,863,036
   Additions during the period
         New mortgage loans                     40,186,112
   Deductions during the period
     Foreclosures                               (2,823,561)
         Write off of REO                         (225,000)
         Collections of principal              (19,668,928)
                                              ------------

BALANCE AT DECEMBER 31, 2001                    73,331,659
   Additions during the period
         New mortgage loans                     70,661,266
   Refinanced Loans from REO                     1,035,900
   Deductions during the period
         Foreclosures                           (1,883,000)
         Collections of principal              (46,900,431)
                                              ------------

BALANCE AT DECEMBER 31, 2002                  $ 96,245,394
   Additions during the period
         New mortgage loans                     14,138,698
   Deductions during the period
         Collections of principal               (9,512,992)
                                              ------------
BALANCE AT MARCH 31, 2003                     $100,871,100
                                              ============

SPECIALTY TRUST, INC.
                                                                     SCHEDULE IV

                          MORTGAGE LOANS ON REAL ESTATE
                                 MARCH 31, 2003

MORTGAGE LOANS BY TYPE OF PROPERTY

                                   MAXIMUM
                                  COMMITMENT     CARRYING AMOUNT                  AMOUNT SUBJECT  ACCRUED INTEREST
TYPE OF LOAN    INTEREST RATE   AMOUNT ON LOAN*    OF MORTGAGES   MATURITY DATES  TO DELINQUENCY     RECEIVABLE     INTEREST INCOME
------------   ---------------  ---------------  ---------------  --------------  --------------  ----------------  ---------------
Commercial     12.00% - 13.00%   $   1,954,915     $  1,954,915     4/03 - 8/04   $   1,627,312      $   51,460       $    12,188
Construction   12.75% - 13.00%      51,136,479       40,652,796     1/03 - 1/05       5,620,244         446,103         1,251,234
Land           12.00% - 13.00%     110,092,700       54,111,280     1/03 - 2/06       5,271,534         630,291         1,365,948
Other          10.50% - 13.25%       5,065,000        4,152,110     6/03 - 12/06      2,995,782         104,551            92,621
                                 -------------     ------------                   -------------      ----------       -----------
                                 $ 168,249,094     $100,871,100                   $  15,514,872      $1,232,405       $ 2,721,990
                                 =============     ============                   =============      ==========
Loans Paid Off during 2003                                                                                                 90,775
Loan Point Amortization                                                                                                    23,629
                                                                                                                      -----------
                                                                                                                      $ 2,836,394
                                                                                                                      ===========

MORTGAGE LOANS BY LIEN POSITION

                                  MAXIMUM COMMITMENT  CARRYING AMOUNT OF                  AMOUNT SUBJECT TO
LIEN POSITION   INTEREST RATE       AMOUNT ON LOAN*        MORTGAGES      MATURITY DATES     DELINQUENCY
-------------   ----------------  ------------------  ------------------  --------------  -----------------
     1st          10.5% -  13.0%    $ 136,429,094        $ 90,069,603      1/03 - 12/06      $ 12,519,091
     2nd          12.0% - 13.25%    $  31,345,000        $ 10,326,497       6/03 - 2/06      $  2,995,781
     3rd               13.0%        $     475,000        $    475,000           7/03         $          -
                                    -------------        ------------                        ------------
                                    $ 168,249,094        $100,871,100                        $ 15,514,872
                                    =============        ============                        ============

AMOUNT OF LOAN

                                                                    MAXIMUM
                                            FINAL MATURITY         COMMITMENT     CARRYING AMOUNT OF  AMOUNT SUBJECT TO
AMOUNT OF LOAN           INTEREST RATE           DATE            AMOUNT ON LOAN*      MORTGAGES           DELINQUENCY
----------------------   ---------------  -------------------    ---------------  ------------------  -----------------
     $ - 250,000         12.50% - 13.00%      6/03 - 12/06        $  4,604,500      $    575,208         $   154,688
  $250,001 - 500,000        13.00%              7/03-02/06          19,100,000         1,274,000
 $500,001 - 1,000,000    12.00% - 13.00%        4/30-04/04           5,685,000         2,439,430
$1,000,001 - 5,000,000   10.50% - 13.00%       6/02 - 2/06          55,759,594        42,462,019          15,360,184
   Over $5,000,001       12.00% - 13.00%       5/03 - 4/05          83,100,000        54,120,444
                                                                  ------------      ------------         -----------
                                                                  $168,249,094      $100,871,100         $15,514,872
                                                                  ============      ============         ===========

* Total loan commitment for all investors

SPECIALTY TRUST, INC.
                                                                     SCHEDULE IV

                          MORTGAGE LOANS ON REAL ESTATE
                                DECEMBER 31, 2002

MORTGAGE LOANS BY TYPE OF PROPERTY

                                         MAXIMUM
                                       COMMITMENT         CARRYING                          AMOUNT       ACCRUED
  TYPE OF             INTEREST          AMOUNT ON         AMOUNT OF          MATURITY     SUBJECT TO     INTEREST
   LOAN                 RATE              LOAN*           MORTGAGES            DATES      DELINQUENCY   RECEIVABLE   INTEREST INCOME
-----------------   -------------     ------------    ------------------    ------------  -----------   ----------   ---------------
Commercial          12.00%-13.00%     $  1,954,915      $   1,954,915       4/03 -  8/04  $ 1,579,915   $  581,739     $  4,383,613
Construction        12.75%-13.00%       51,262,896         37,898,459       1/03 -  1/05    3,670,000      418,033        3,080,867
Land                12.00%-13.00%       98,742,700         52,247,282       6/02 -  4/05    5,105,077       51,460          236,230
Other               10.50%-13.25%        5,065,000          4,144,738       6/03 - 12/06    2,900,000       72,633          423,988
                                      ------------      -------------                     -----------   ----------     ------------
                                      $157,025,511      $  96,245,394                     $13,254,992   $1,123,865     $  8,124,698
                                      ============      =============                     ===========   ==========
Loans paid off during 2002                                                                                                1,476,009
Loan point amortization                                                                                                      68,628
                                                                                                                       ------------
                                                                                                                       $  9,669,335
                                                                                                                       ============

MORTGAGE LOANS BY LIEN POSITION

                                 MAXIMUM
                                COMMITMENT                                           AMOUNT
  LIEN        INTEREST          AMOUNT ON    CARRYING AMOUNT OF      MATURITY      SUBJECT TO
POSITION        RATE               LOAN*         MORTGAGES            DATES       DELINQUENCY
--------    -------------      ------------  ------------------     -----------   ------------
  1st       10.50%-13.00%      $143,930,511     $87,373,650         6/02 -12/06   $ 10,354,992
  2nd       12.00%-13.25%        13,095,000       8,871,744          6/03 -4/04      2,900,000
                               ------------     -----------                       ------------
                               $157,025,511     $96,245,394                       $ 13,254,992
                               ============     ===========                       ============

AMOUNT OF LOAN

                                                        MAXIMUM
                                         FINAL         COMMITMENT     CARRYING        AMOUNT
      AMOUNT OF           INTEREST      MATURITY       AMOUNT ON      AMOUNT OF     SUBJECT TO
        LOAN                RATE          DATE            LOAN*       MORTGAGES     DELINQUENCY
---------------------  -------------   -----------    ------------   -----------   ------------
$ 0-250,000            12.50%-13.00%   6/03-12/06     $  5,119,396   $ 1,090,644   $    150,000
$250,001-500,000          13.00%          8/04             375,000       375,000              -
$500,001-              12.25%-13.00%   2/03 - 4/04      12,485,000     3,956,986              -
$1,000,000
$1,000,001-            10.50%-13.25%   6/02 - 1/05      56,946,115    38,815,074     13,104,992
$5,000,000
Over $5 million        12.00%-13.00%   5/03 - 4/05      82,100,000    52,007,690              -
                                                      ------------   -----------   ------------
                                                      $157,025,511   $96,245,394   $ 13,254,992
                                                      ============   ===========   ============

* Total loan commitment for all investors